UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       February 15, 2005

ChromaVision Medical Systems, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

33171 Paseo Cerveza, San Juan Capistrano, CA		92675
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 443-3355

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Adoption of 2005 Incentive Plan

On February 15, 2005, the Board of Directors (the “Board”) of ChromaVision Medical Systems, Inc. (the “Company”) adopted the 2005 Management Incentive Plan (the “2005 Incentive Plan”) to provide short-term cash incentives for the Registrant’s executive officers and certain other employees.  The 2005 Incentive Plan is intended to assist the Registrant in attracting, retaining and motivating highly qualified and experienced managers.  The 2005 Incentive Plan rewards corporate and individual performance with a goal of helping to align the total compensation of the participants with the interests of the Registrant’s shareholders.

Under the 2005 Incentive Plan, variable cash incentives, if any, will be paid based on the achievement of specified corporate and individual objectives.  The variable cash incentive component of each participant’s total compensation is based on a target amount.  The target incentive awards range from 75% of salary compensation for the Chief Executive Officer to 10% of salary for certain Non-Officers of the Company.  Each participant can earn up to twice their target based on very high achievement to these objectives established by the Board.

Pursuant to the 2005 Incentive Plan, the variable cash incentive for the Officers will be determined based on 75% achievement of the Company’s financial objectives, 15% on the achievement of corporate objectives, and 10% on the achievement of certain human resource objectives with a potential payout at target incentive levels of approximately $1.1 million.  Non-Officer incentives for 2005 will be determined based on 60% achievement of financial objectives, 30% on the achievement of corporate objectives, and 10% on the achievement of human resource objectives with a potential payout at target incentive levels of approximately $0.5 million.

There is no mandatory minimum award payable under the 2005 Incentive Plan. Bonus awards are subject to the approval of the Board, and are based on a combination of total corporate performance and individual performance.  The Board, in its discretion, may award bonuses even if the Plan’s financial targets are not met.

The Board also approved the financial and the corporate objectives for the 2005 Incentive Plan.  These financial objectives are based on achieving specified levels of improvement in revenue and EBITDA.  The corporate objectives are (i) achieving specified business objectives within the Diagnostic Services operation; (ii) achieving specified business objectives within the Instrument Systems operation; and (iii) achieving specified business objectives within the BioPharma Services operation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChromaVision Medical Systems, Inc.

Date: February 18, 2005	By:	/s/ Stephen T. D. Dixon
	Name:	Stephen T.D. Dixon
	Title:	Executive Vice President and
Chief Financial Officer